FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Reports 2011 Fourth Quarter Financial Results and Provides 2012 Guidance

Company Takes Proactive Steps to Transform Business and Maximize Foot and Ankle Opportunity

ARLINGTON, Tenn. - February 23, 2012 - Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market, today reported financial results for its fourth quarter ended December 31, 2011 and provided financial guidance for 2012.

Net sales totaled $126.9 million during the fourth quarter ended December 31, 2011, representing an 8% decrease from net sales of $138.3 million during the fourth quarter of 2010. Excluding the impact of foreign currency, net sales decreased 9% in the fourth quarter of 2011, as compared to the same period last year. During the fourth quarter of 2011, U.S. sales were negatively affected by previously announced distributor transitions that occurred in the third quarter of 2011 and challenges associated with implementing enhancements to the Company's compliance processes.

Net income for the fourth quarter of 2011 totaled $1.2 million or $0.03 per diluted share, compared to net income of $8.9 million or $0.22 per diluted share in the fourth quarter of 2010.

Net income for the fourth quarter of 2011 included the after-tax effects of $2.8 million of charges associated with the previously announced cost restructuring plan, $3.4 million of expenses associated with the Company's deferred prosecution agreement (DPA), and $2.4 million of non-cash stock-based compensation expense, as well as a $1.0 million income tax provision for an estimated IRS audit liability. Net income for the fourth quarter of 2010 included the after-tax effects of approximately $3.0 million of non-cash stock-based compensation expense and $1.3 million of expenses related to the U.S. governmental inquiry.

The Company's fourth quarter net income, as adjusted, was $6.7 million in 2011 compared to $11.8 million in 2010, while diluted earnings per share, as adjusted, was $0.17 in the fourth quarter of 2011 compared to $0.29 in the fourth quarter of 2010. A reconciliation of U.S. GAAP to “as adjusted” results is included in the attached financial tables.

Robert Palmisano, President and Chief Executive Officer, commented, “Although our fourth quarter results were stronger than anticipated, we are not satisfied with our 2011 financial performance relative to the market opportunities, and we have much work ahead of us to improve our execution, efficiency and return to a high growth company. My top priorities will be to grow our foot and ankle business above market rates, run a much more focused and efficient ortho-recon business, and increase cash generation. I believe these initiatives will in turn drive growth and shareholder value.”

Palmisano continued, “We plan on making a number of important changes over the next several months that we believe will transform our business and deliver significant long-term shareholder return:

•
First, we plan to make the necessary investments to aggressively convert a major portion of our U.S. independent distributor foot and ankle territories to direct sales representation in order to increase sales productivity and maximize the growth opportunity that we see in this business. We also believe this will benefit our ortho-recon franchise as it continues to be an important part of our business;

•	Second, we will focus on driving significant improvements in customer satisfaction in our ortho-recon business while vigorously protecting our position;

•	Third, we plan to significantly reduce inventories to improve cash flow and operational efficiency;

•	Fourth, we are substantially increasing our investment in medical education and foot and ankle product development to drive market adoption of new products and technologies; and

•	Lastly, we will pursue internal and external development opportunities to expand our extremities and biologic product portfolio.”

Palmisano commented further, “As our guidance implies, these transformational changes for our business will require significant investment in 2012, which will negatively impact our full-year 2012 results. However, we believe these investments will generate significant future returns, including accelerating foot and ankle sales growth rates and improving inventory management and cash generation. We are enthusiastic about our plan and look forward to executing our current strategies and improving our performance.”

Outlook

The Company anticipates full year 2012 net sales to be in the range of $472 million to $489 million, as compared to $512.9 million in 2011.

The Company anticipates full year 2012 as-adjusted earnings per share excluding stock-based compensation to be in the range of $0.26 to $0.36 per diluted share, as compared to $0.84 per diluted share in 2011. The Company's earnings target excludes non-compete and transition costs associated with converting a major portion of independent foot and ankle territories to direct, costs associated with the previously announced cost restructuring, possible future acquisitions, other material future business developments, non-cash stock-based compensation expense, and costs associated with the Company's DPA (including the associated independent monitor).

As noted above, the Company's earnings target excludes the impact of non-cash stock-based compensation charges. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.18 per diluted share for the full year 2012. Therefore, the Company anticipates full year 2012 as-adjusted earnings per share including stock-based compensation to be in the range of $0.08 to $0.18 per diluted share.

With regard to restructuring charges, the Company now anticipates incurring pre-tax restructuring charges related to the cost restructuring plan announced in September 2011 to range from $18 million to $25 million, of which $16.9 million of these charges have been incurred to date. The Company expects the remaining charges to be recorded during the first half of 2012.

From a cash flow perspective, the Company anticipates significant improvement over 2011 with 2012 free cash flow anticipated to be in the range of $25 million to $30 million, which represents annualized growth of 73% to 107%.

The Company's anticipated ranges for net sales, adjusted earnings per share, non-cash stock-based compensation charges, restructuring charges and free cash flow are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Conference Call

As previously announced, the Company will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 877-556-5921 (U.S.) or 617-597-5474 (international). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate - Investor Information” section of the Company's website located at www.wmt.com.

A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing until March 1, 2012. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (international) and enter the passcode 82478477. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company's website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Form 8-K filed with the SEC today, or otherwise available in the “Corporate - Investor Information - Supplemental Financial Information” section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

About Wright Medical

Wright Medical Group, Inc. is a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market. The Company specializes in the design, manufacture and marketing of devices and biologic products for extremity, hip and knee repair and reconstruction. The Company has been in business for more than 60 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company's website at www.wmt.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as costs related to the U.S. governmental inquiries and the DPA, restructuring charges, transaction costs, charges associated with the Company's liability for PROFEMUR® long modular neck claims, costs related to settlement of certain employment matters and the hiring of a new CEO, and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements regarding potential actions by the USAO, independent monitor, OIG and other agencies or their potential impact. These statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current views of future performance, results, and trends and may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, under the heading “Risk Factors” and elsewhere); future actions of the FDA or any other regulatory body or government authority that could delay, limit or suspend product development, manufacturing or sale or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; the impact of any such future actions of the FDA or any other regulatory body or government authority on our settlement of the federal investigation into our consulting arrangements with orthopaedic surgeons relating to our hip and knee products in the United States; the impact of such settlement of the federal investigation into our consulting arrangements with orthopaedic surgeons relating to our hip and knee products in the United States, including our compliance with the Deferred Prosecution Agreement through September 2012 and the Corporate Integrity Agreement through September 2015; and compliance reviews, the results of which may be required to be disclosed to government authorities, and which may uncover violations of law, including strict liability provisions of the federal Food, Drug and Cosmetic Act, that could lead to adverse action by the FDA or others. Our failure to comply with the Deferred Prosecution Agreement or the Corporate Integrity Agreement could expose us to significant liability including, but not limited to, exclusion from federal healthcare program participation, including Medicaid and Medicare, which would have a material adverse effect on our financial condition, results of operations and cash flows, potential prosecution, including under the previously-filed criminal complaint, civil and criminal fines or penalties, and additional litigation cost and expense. In addition, a breach of the DPA or the CIA could result in an event of default under the Senior Credit Facility, which in turn could result in an event of default under the Indenture.

Additional risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include the possibility of litigation brought by shareholders, including private securities litigation and shareholder derivative suits, which if initiated, could divert management's attention, harm our business and/or reputation and result in significant liabilities; demand for and market acceptance of our new and existing products; future actions of governmental authorities and other third parties; tax measures; business development and growth opportunities; product quality or patient safety issues; products liability claims; enforcement of our intellectual property rights; the geographic and product mix impact on our sales; retention of sales representatives and independent distributors; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; ability to realize the anticipated benefits of restructuring initiatives; impact of the commercial and credit environment on us and our customers and suppliers; and in the implementation of our new compliance enhancements, including the duration and severity of delays related to medical education, research and development and clinical studies, and the impact of any such delays on our relationships with customers.

--Tables Follow--

Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net sales	$126,872	$138,287	$512,947	$518,973
Cost of sales	40,449	40,392	156,906	158,456
Cost of sales - restructuring	571	—	2,471	—
Gross profit	85,852	97,895	353,570	360,517
Operating expenses:
Selling, general and administrative	72,361	73,324	301,588	282,413
Research and development	6,331	8,902	30,114	37,300
Amortization of intangible assets	782	720	2,870	2,711
Restructuring charges	2,273	(220)	14,405	919
Total operating expenses	81,747	82,726	348,977	323,343
Operating income	4,105	15,169	4,593	37,174
Interest expense, net	1,755	1,573	6,529	6,123
Other (income) expense, net	(56)	(140)	4,719	130
Income (loss) before income taxes	2,406	13,736	(6,655)	30,921
Provision (benefit) for income taxes	1,243	4,867	(1,512)	13,080
Net income (loss)	$1,163	$8,869	$(5,143)	$17,841
Net income (loss) per share, basic	$0.03	$0.23	$(0.13)	$0.47
Net income (loss) income per share, diluted	$0.03	$0.22	$(0.13)	$0.47
Weighted-average number of shares outstanding-basic	38,430	37,962	38,279	37,802
Weighted-average number of shares outstanding-diluted	38,673	44,235	38,279	37,961

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2011	December 31, 2010	% change	December 31, 2011	December 31, 2010	% change
Geographic
Domestic	$73,265	$81,180	(9.7%)	$295,943	$309,983	(4.5%)
International	53,607	57,107	(6.1%)	217,004	208,990	3.8%
Total net sales	$126,872	$138,287	(8.3%)	$512,947	$518,973	(1.2%)

Product Line
Hip products	$42,715	$46,269	(7.7%)	$173,201	176,687	(2.0%)
Knee products	30,559	35,112	(13.0%)	123,988	128,854	(3.8%)
Extremity products	36,077	34,752	3.8%	135,476	124,490	8.8%
Biologics products	15,563	19,935	(21.9%)	69,409	79,231	(12.4%)
Other	1,958	2,219	(11.8%)	10,873	9,711	12.0%
Total net sales	$126,872	$138,287	(8.3%)	$512,947	$518,973	(1.2%)

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Fourth Quarter 2011 Sales Growth
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Hips	(15%)	(6%)	(4%)	(9%)	(8%)
Knees	(13%)	(13%)	(13%)	(13%)	(13%)
Extremities	5%	1%	1%	4%	4%
Biologics	(24%)	(8%)	(9%)	(22%)	(22%)
Total	(10%)	(8%)	(6%)	(9%)	(8%)

	2011 Sales Growth
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Hips	(14%)	0%	6%	(6%)	(2%)
Knees	(4%)	(7%)	(4%)	(5%)	(4%)
Extremities	7%	9%	15%	8%	9%
Biologics	(15%)	(5%)	(2%)	(13%)	(12%)
Total	(5%)	(1%)	4%	(3%)	(1%)

	Sales as a % of Total Sales
	Three Months Ended December 31, 2011			Twelve Months Ended December 31, 2011
	Domestic	International	Total	Domestic	International	Total
Hips	12%	22%	34%	12%	22%	34%
Knees	13%	11%	24%	13%	11%	24%
Extremities	23%	5%	28%	21%	5%	26%
Biologics	10%	2%	12%	11%	3%	14%
Total	58%	42%	100%	58%	42%	100%

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2011		December 31, 2011
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales
Net sales, as reported	$53,607	$126,872	$217,004	$512,947
Currency impact as compared to prior period	(815)	(815)	(10,570)	(10,570)
Net sales, excluding the impact of foreign currency	$52,792	$126,057	$206,434	$502,377

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Operating Income
Operating income, as reported	$4,105	$15,169	$4,593	$37,174
Reconciling items impacting Gross Profit:
Non-cash, stock-based compensation	349	321	1,412	1,301
Cost of sales - restructuring	571	—	2,471	—
Employment matters (1)	—	—	99	—
Inventory step-up amortization	32	—	32	—
Total	952	321	4,014	1,301
Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	1,945	2,224	7,028	9,924
U.S. governmental inquiries/DPA related	3,379	1,283	12,920	10,902
Employment matters (1)	—	—	1,783	—
Product liability provision	—	—	13,199	—
Total	5,324	3,507	34,930	20,826
Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	126	452	668	1,952
Employment matters (1)	—	—	135	—
Total	126	452	803	1,952
Other Reconciling Items:
Restructuring charges	2,273	(220)	14,405	919
Operating income, as adjusted	$12,780	$19,229	$58,745	$62,172
Operating income, as adjusted, as a percentage of net sales	10.1%	13.9%	11.5%	12.0%

_______________________________

(1) Costs associated with settlement of certain employment matters and the hiring of a new CEO.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net Income
Income (loss) before taxes, as reported	$2,406	$13,736	$(6,655)	$30,921
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	2,420	2,997	9,108	13,177
U.S. governmental inquiries/DPA related	3,379	1,283	12,920	10,902
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	—	4,099	—
Restructuring charges	2,844	(220)	16,876	919
Employment matters (1)	—	—	2,017	—
Product liability provision	—	—	13,199	—
Inventory step-up amortization	32	—	32	—
Income before taxes, as adjusted	11,081	17,796	51,596	55,919

Provision (benefit) for income taxes, as reported	$1,243	$4,867	$(1,512)	$13,080
Non-cash, stock-based compensation	853	1,144	2,946	4,410
U.S. governmental inquiries/DPA related	1,754	81	5,125	2,266
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	—	1,599	—
Restructuring charges	1,591	(67)	6,165	376
Employment matters (1)	—	—	720	—
Product liability provision	—	—	4,740	—
Inventory step-up amortization	12	—	12	—
IRS audit liability	(1,041)	—	(1,041)	—
Provision for income taxes, as adjusted	$4,412	$6,025	$18,754	$20,132
Effective tax rate, as adjusted	39.8%	33.9%	36.3%	36.0%
Net income, as adjusted	$6,669	$11,771	$32,842	$35,787

_______________________________

(1) Costs associated with settlement of certain employment matters and the hiring of a new CEO.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Three Months Ended
	December 31, 2011		December 31, 2010
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$1,163	$6,669	$8,869	$11,771
Interest expense on convertible notes	N/A	137	935	935
Diluted net income	$1,163	$6,806	$9,804	$12,706

Basic shares	38,430	38,430	37,962	37,962
Dilutive effect of stock options and restricted shares	243	243	147	147
Dilutive effect of convertible notes	N/A	891	6,126	6,126
Diluted shares	38,673	39,564	44,235	44,235

Net income per share, diluted	$0.03	$0.17	$0.22	$0.29

	Twelve Months Ended		Twelve Months Ended
	December 31, 2011		December 31, 2010
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net (loss) income	$(5,143)	$32,842	$17,841	$35,787
Interest expense on convertible notes	N/A	1,203	N/A	3,740
Diluted net income	$(5,143)	$34,045	$17,841	$39,527

Basic shares	38,279	38,279	37,802	37,802
Dilutive effect of stock options and restricted shares	N/A	136	159	159
Dilutive effect of convertible notes	N/A	1,909	N/A	6,126
Diluted shares	38,279	40,324	37,961	44,087

Net income per share, diluted	$(0.13)	$0.84	$0.47	$0.90

	Three Months Ended		Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net Income per Diluted Share
Net income (loss), as reported, per diluted share	$0.03	$0.22	$(0.13)	$0.47
Interest expense on convertible notes	0.00	N/A	0.03	0.08
Effect of convertible notes on diluted shares	(0.00)	N/A	0.01	(0.07)
Non-cash, stock-based compensation	0.04	0.04	0.15	0.20
U.S. governmental inquiries/DPA related	0.04	0.03	0.19	0.20
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	—	—	0.06	—
Restructuring charges	0.03	(0.00)	0.27	0.01
Employment matters (1)	—	—	0.03	—
Product liability provision	—	—	0.21	—
IRS audit liability	0.03	—	0.03	—
Net income, as adjusted, per diluted share	$0.17	$0.29	$0.84	$0.90
_______________________________

(1) Costs associated with settlement of certain employment matters and the hiring of a new CEO.

Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$153,642	$153,261
Marketable securities	13,597	19,152
Accounts receivable, net	98,995	105,336
Inventories	164,600	166,339
Prepaid expenses and other current assets	69,699	53,502
Total current assets	500,533	497,590

Property, plant and equipment, net	160,284	158,247
Goodwill and intangible assets, net	75,651	70,673
Marketable securities	4,502	17,193
Other assets	13,610	11,536
Total assets	$754,580	$755,239

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11,651	$15,862
Accrued expenses and other current liabilities	55,831	54,409
Current portion of long-term obligations	8,508	1,033
Total current liabilities	75,990	71,304
Long-term obligations	166,792	201,766
Other liabilities	43,334	11,197
Total liabilities	286,116	284,267

Stockholders' equity	468,464	470,972
Total liabilities and stockholders' equity	$754,580	$755,239

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